Exhibit 99.1

Soleno Therapeutics Announces Pricing of $50 Million Public Offering of Common Stock

June 24, 2020

REDWOOD CITY, Calif., June 24, 2020 (GLOBE NEWSWIRE) — Soleno Therapeutics, Inc. (Nasdaq:SLNO), (“Soleno” or the “Company”), a clinical-stage biopharmaceutical company developing novel therapeutics for the treatment of rare diseases, announced today the pricing of the underwritten public offering of 30,303,030 shares of its common stock at a public offering price of $1.65. Soleno has also granted the underwriters a 30-day option to purchase up to 4,545,454 additional shares of common stock, at the public offering price, less underwriting discounts and commissions. The gross proceeds of the offering are expected to be approximately $50 million, before deducting the underwriting discount and other estimated offering expenses. The closing of the offering is expected to occur on or about June 26, 2020, subject to the satisfaction of customary closing conditions.

Guggenheim Securities, LLC is acting as the sole book-running manager for the offering. Oppenheimer & Co. Inc. is acting as lead manager for the offering, and Laidlaw & Company (UK) Ltd. is acting as co-manager for the offering.

Soleno currently intends to use the net proceeds from the offering primarily to fund its current research and development efforts primarily focused on advancing its lead candidate, Diazoxide Choline Controlled-Release (“DCCR”) tablets for the treatment of Prader-Willi Syndrome (“PWS”), through late-stage clinical development, regulatory approval and market development activities related thereto and to provide for general corporate purposes, which may include working capital, capital expenditures, other clinical trials, other corporate expenses and acquisitions of complementary products, technologies or businesses. However, Soleno does not have agreements or commitments for any specific acquisitions at this time.

The offering is being conducted by Soleno’s shelf registration statement on Form S-3 (File No. 333-232068) previously filed with and subsequently declared effective by the Securities and Exchange Commission (the “SEC”) on July 23, 2019 and a preliminary prospectus supplement filed with the SEC on June 23, 2020. A final prospectus supplement and an accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from Guggenheim Securities, LLC Attention: Equity Syndicate Department, 330 Madison Avenue, New York, NY 10017 or by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

Before investing in the offering, you should read the prospectus supplement and the accompanying prospectus, and the other documents that Soleno has filed with the SEC that are incorporated by reference in the prospectus supplement and the accompanying prospectus, in their entirety, which provide more information about Soleno and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The offering will be made only by means of a prospectus supplement and the accompanying prospectus that forms a part of the registration statement.

About Soleno Therapeutics, Inc.

Soleno is focused on the development and commercialization of novel therapeutics for the treatment of rare diseases. The Company’s lead candidate, Diazoxide Choline Controlled-Release (“DCCR”) tablets, a once-daily oral tablet for the treatment of Prader-Willi Syndrome (“PWS”), is currently being evaluated in a Phase III clinical development program.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding the Company’s expectations on the completion, timing and size of the proposed public offering and the anticipated use of proceeds therefrom. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, as well as risks and uncertainties inherent in Soleno’s business, including those described in the company’s prior press releases and in the periodic reports it files with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, the company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Corporate Contact:

Brian Ritchie

LifeSci Advisors, LLC

212-915-2578